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                                                                     Exhibit 4.4



           THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE PROVISIONS
           OF THE SECURITIES ACT OF 1933 OR UNDER ANY STATE SECURITIES
              LAWS AND IS TRANSFERABLE ONLY IN COMPLIANCE WITH THE
                             PROVISIONS OF SUCH LAWS



                      2% CONVERTIBLE SECURED DEBENTURE DUE
                                  JUNE __, 2011

$_______________                                                  June 30, 2003


SECTION 1. GENERAL. Tegal Corporation, for value received, hereby promises to pay to , the registered Holder hereof, the principal amount of Dollars ($ ) in such coin or currency of the United States of America as at the time of payment shall be legal tender therein for the payment of public and private debts, and to pay interest on the principal amount outstanding under this Debenture from this date, at the rate of two percent (2%) per annum, quarter-annually on the last day of September and December, 2003 and the last day of March, June, September and December in each succeeding year, payable (i) in cash until receipt of the Stockholder Approval (as defined below) and (ii) in kind by issuance of additional Debentures in the amount of such interest, until all the obligations under this Debenture are paid in full; provided that in the event the Stockholder Approval is obtained prior to any payment in cash of interest, such interest shall be payable in kind as provided in clause (ii). All payments of principal and interest on this Debenture shall be paid to the registered Holder hereof as shown in the Corporation's records, without presentment or demand. To the extent not sooner paid, all accrued and outstanding principal and interest hereunder shall be due and payable on June __, 2011. Interest hereon for any period other than a full year shall be computed on the basis of the number of days elapsed over a 365-day year.

SECTION 2. DEFINITIONS. As used herein, the following terms have the following respective meanings:

                  "Common Stock" shall mean all stock of any class or classes (however designated) of the Corporation, authorized upon the date hereof or thereafter the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and shall include, without limiting the foregoing, the Common Stock, $.01 par value, of the Corporation authorized as of the date of issuance hereof.

                  "Corporation" shall mean Tegal Corporation, a Delaware corporation, the issuer of this Debenture, and shall also mean any successor corporation. The term "corporation" shall include an association, joint stock company, business trust, limited liability company or other similar organization.


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                  "Debenture" refers to this Debenture. Such term also refers to any debenture executed and delivered by the Corporation in exchange or replacement pursuant to Section 10 hereof. This Debenture together with any other 2% Convertible Secured Debentures due June __, 2011, issued by the Corporation in connection with Units described in and offered pursuant to its Unit Subscription Agreement dated June 30, 2003 (the "Subscription Agreement") are collectively called the "Debentures." The Debentures were issued as part of Units including the Corporation's warrants to purchase certain shares of Common Stock (the "Warrants").

                  "Excluded Stock" shall mean shares of Common Stock issued by the Corporation (i) reserved for employees or consultants (up to the available incentive pool), (ii) to bona fide leasing companies, strategic partners, or major lenders, (iii) as the purchase price in a bona fide acquisition or merger (including reasonable fees paid in connection therewith) or (iv) upon issuance, conversion or exercise of the Debentures or Warrants.

                  "Fair Market Value" shall mean the fair market value of assets or securities as reasonably determined by the Board of Directors of the Corporation in good faith in accordance with generally accepted accounting principles.

                  "Holder" shall mean the person who shall at the time be the registered Holder of this Debenture.

                  The term "person" shall mean an individual, a corporation, a partnership, a trust, an unincorporated organization or a government or any department, agency or political subdivision thereof.

                  The term "Stockholder Approval" means the approval of the stockholders of the Company for the issuance of all the Debentures as required by the applicable rules of The Nasdaq Stock Market.

                  "Subsidiary" shall mean any corporation of which stock or other interest having ordinary power to elect a majority of the board of directors (or other governing body) of such entity (regardless of whether or not at the time stock or interests of any other class or classes of such corporation shall have or may have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Corporation or by one or more Subsidiaries.

SECTION 3. REGISTERED HOLDERS. The Corporation may deem and treat the registered Holder of this Debenture as the absolute owner of this Debenture for the purpose of receiving payment hereon or on account hereof and for all other purposes, and the Corporation shall not be affected by any notice to the contrary.

SECTION 4.  PREPAYMENT.  This Debenture may not be prepaid.

SECTION 5.  COLLATERAL; HOLDER'S REPRESENTATIVE.

                  5.1 In order to secure the payment and performance of all of the Corporation's obligations, warranties and agreements in the Debentures, the Corporation has executed and


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delivered a Security Agreement, dated June 30, 2003 (as amended, supplemented or otherwise modified from time to time, the "Security Agreement"), granting Orin Hirschman as collateral agent for the Holders of the Debentures, certain liens and rights relating to the "Collateral" (as defined in such Security Agreement). All provisions of the Security Agreement are hereby incorporated into and made a part of this Debenture. The Corporation will furnish to any Holder of a Debenture a true and complete copy of the Security Agreement without charge to such Holder.

                  5.2 Notwithstanding any contrary or inconsistent provision contained in this Debenture or any other document executed by the Corporation in connection with it:

                  (a) The following rights and remedies (the "Majority's Remedies") under this Debenture and/or the Security Agreement shall be exercisable only upon the joint action of the Holders of a majority of the principal amount of all Debentures then outstanding (the "Majority in Interest"):

                           (i) the right to accelerate the maturity of a Debenture upon an Event of Default; and

                           (ii) the right to enforce, by legal proceedings or otherwise, any right or remedy relating to the Collateral.

                  (b) Each Holder of Debentures, by such Holder's acceptance hereof, appoints Orin Hirschman to serve as such Holder's collateral agent under the Security Agreement (together with any successor appointed by the Majority in Interest, the "Holders' Representative") until his resignation, disability, death, or removal by written action of the Majority in Interest, and appoints the Majority in Interest and the Holders' Representative as such Holder's attorney and agent authorized to take any and all actions necessary or appropriate to exercise (or refrain from exercising) the Majority's Remedies. This power of attorney is irrevocable and coupled with an interest, and each Holder hereby ratifies and approves all acts of the Majority in Interest and/or the Holders' Representative permitted by this Section. With respect to any actions taken or omitted to be taken by the Holders' Representative in connection with this Debenture, the Security Agreement, and/or the Collateral, each Holder of Debentures, by such Holder's acceptance hereof, agrees to protect, defend, indemnify and hold harmless the Holders' Representative from all liabilities, costs, damages or expenses (including without limitation legal fees and expenses) arising out or in connection with his acts or omissions of any kind in his capacity as Holder's Representative, unless caused by the willful misconduct of the Holders' Representative. Upon the resignation, disability or death of the Holders' Representative, the Majority in Interest shall appoint a new Holders' Representative. If the Majority in Interest is unable to agree upon a new Holders' Representative, within thirty (30) days of such resignation, disability or death, the new Holders' Representative shall be appointed by a court of competent jurisdiction.

                  5.3 No Holder(s) of any Debenture(s) shall have any right to exercise any of the Majority's Remedies individually or solely for such Holder(s), and the Majority's Remedies shall be exercised only by Holders of Debentures constituting a Majority in Interest and for the


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benefit of the Holders of all outstanding Debentures; provided, however, that the Holder of this Debenture shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on this Debenture when due and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the express written consent of the Holder.

                  5.4 Any recoveries and proceeds realized from the Collateral or otherwise upon exercise of the Majority's Remedies shall be distributed first to repay the actual and reasonable expense (including without limitation legal fees and expenses) incurred to collect such recovery or proceeds and then to the Holders of all Debentures then outstanding pro rata in proportion to the principal amounts of Debentures held by each Holder.

SECTION 6.  CONVERSION OF DEBENTURE; ISSUANCE OF CERTAIN SECURITIES

                  6.1 RIGHTS AND OBLIGATIONS TO CONVERT. Subject to and upon compliance with the provisions hereof, the Holder of this Debenture shall have the right, at such Holder's option, at any time or from time to time prior to the date this Debenture is paid upon maturity, acceleration or prepayment under
Section 4 above, to convert all or any part (provided, however, that the minimum conversion amount shall be $10,000.00 in principal amount of Debentures, plus accrued interest) of the unpaid obligations of the Corporation under this Debenture including the principal amount hereof, accrued interest and interest paid in kind into Common Stock, at the price of $.35 principal amount of Debenture per share of Common Stock, or in case an adjustment of such price has taken place pursuant to the further provisions of this Section 6, then at the price as last adjusted and in effect on the date this Debenture or portion hereof is surrendered for conversion (such price or such price as last adjusted, as the case may be, is called the "Conversion Price").


                  6.2 EXERCISE OF CONVERSION PRIVILEGE. In order to exercise the conversion privilege, the Holder of this Debenture shall surrender it to the Corporation at the principal executive offices of the Corporation, accompanied by written notice to the Corporation that the Holder elects to convert this Debenture, or if less than the entire unpaid principal amount hereof is to be converted, the portion hereof to be converted, and, if requested by the Corporation, accompanied by a duly executed instrument of transfer. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion (the "Conversion Stock") shall be issued. The term "Conversion Stock," as used herein, shall also include shares of Common Stock issued upon conversion of this Debenture. As soon as practicable after the receipt of such documents, the Corporation shall issue and shall deliver at said offices to the converting Holder of this Debenture, or on such Holder's written order, a certificate or certificates for the number of full shares of Conversion Stock issuable upon the conversion of this Debenture (or portion hereof) and provision shall be made for any fractions of a share as provided in Section 6.3 below. Such conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the documents deliverable upon conversion of this Debenture are delivered to the Corporation. At such time the rights of the Holder of this Debenture as such Holder shall cease and the person or persons in whose names any certificate or certificates for shares of

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Conversion Stock shall be issuable upon such conversion shall be deemed to have become the Holder or Holders of record of the shares of Conversion Stock represented thereby. Upon conversion the Corporation shall execute and deliver to or to the order of the Holder hereof at its principal executive offices, at the expense of the Corporation, a new Debenture which shall be in a principal amount equal to the then outstanding principal amount of the Debenture, giving full effect to all accruals or payment in kind of interest, prepayments and conversions, and shall be dated and bear interest from the date to which interest shall have been paid on such unconverted portion of this Debenture.

                  6.3 ADJUSTMENT FOR FRACTIONAL SHARES. No fractional shares of Conversion Stock or scrip shall be issued upon conversion of Debentures. Any fractional shares of Conversion Stock less than one-half shall be disregarded, and fractional interests of one-half or more of a share of Conversion Stock shall be rounded up to a full share.

                  6.4      ADJUSTMENT OF CONVERSION PRICE.

                  (a) The Conversion Price shall be subject to adjustment from time to time as follows:

                           (i) If the number of shares of Common Stock
outstanding at any time after the date hereof is increased by a stock dividend or other distribution of securities to the Corporation's stockholders without consideration (other than a distribution of rights to purchase securities for cash) payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, immediately following the record date fixed for such dividend and others distribution the Conversion Price shall be appropriately adjusted so that the number of shares of Common Stock issuable on conversion of this Debenture shall be increased and the Conversion Price decreased in proportion to such increase of outstanding shares.

                           (ii) If the number of shares of Common Stock
outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, immediately following the record date for such combination, the number of shares of Conversion Stock issuable upon conversion of this Debenture and the Conversion Price shall be appropriately adjusted so that the number of shares of Common Stock issuable on conversion of this Debenture shall be decreased and the Conversion Price shall be increased in proportion to such decrease in outstanding shares.

                           (iii) If any consolidation or merger of the
Corporation with or into another entity, or the sale of all or substantially all of its assets to another entity shall be effected, or in the case of any capital reorganization or reclassification of the capital stock of the Corporation, then, as a condition of such consolidation, merger or sale, reorganization or reclassification, lawful and adequate provision shall be made whereby each Holder of Debentures shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Corporation immediately theretofore receivable upon the conversion of such Debentures, such shares of


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stock, securities, interests or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore so receivable by such Holder had such consolidation, merger, sale, reorganization or reclassification not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such Holder to the end that the provisions hereof (including without limitation provisions for adjustment of the Conversion Price) shall thereafter be applicable, as nearly as may be in relation to any shares of stock, securities, interests or assets thereafter deliverable upon the exercise of such conversion rights.

         (iv) Other than as set forth in Section 6.4 (a)(i), (ii) or (iii), if, after receipt of the Stockholder Approval, the Corporation shall issue any Common Stock other than Excluded Stock for a consideration per share less than the Conversion Price in effect immediately prior to the issuance of such Common Stock, the Conversion Price in effect immediately prior to each issuance shall forthwith be reduced to a new Conversion Price determined by dividing (x) the sum of (I) the consideration received by the Corporation in such issue less (II) the Fair Market Value of any securities or other assets transferred by the Corporation in units or otherwise together with such Common Stock ("Additional Assets"), by (y) the number of shares of Common Stock (not including shares issuable upon conversion or exercise of Additional Assets) issued, and the number of shares of Common Stock which are obtainable upon conversion of this Debenture shall be increased to a new number of shares determined by dividing the unpaid principal amount outstanding under this Debenture by the new Conversion Price. For the purpose of any adjustment of the Conversion Price pursuant to this clause (iv), the following provisions shall be applicable:

               (1) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor after deducting therefrom any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance of sale thereof.

               (2) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the Fair Market Value thereof.

               (3) In the case of the issuance, at any time after the close of business on the date of the first issuance of Debentures of (i) options to purchase or rights to subscribe for Common Stock, (ii) securities by their terms convertible into or exchangeable for Common Stock or (iii) options to purchase or rights to subscribe for such convertible or exchangeable securities (not including Additional Assets, collectively, the "Convertible Securities"):

                  (A) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such Convertible Securities shall be deemed to have been issued at the time such Convertible Securities were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (1) and (2) above) for such Convertible Securities plus the minimum purchase price provided in such Convertible Securities for the Common Stock covered thereby;

                  (B) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such Convertible Securities or upon the exercise of options to purchase or rights to subscribe for such Convertible Securities and the subsequent conversion or exchange thereof shall be deemed to have been issued at the time such Convertible Securities and for a consideration equal to the consideration received by the Corporation for any such Convertible Securities (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such Convertible Securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (1) and (2) above);

                  (C) on any change in the number of shares of Common Stock deliverable upon exercise of any such Convertible Securities or conversion of or exchange for such Convertible Securities, other than a change resulting from the bona fide anti-dilution provisions of such Convertible Securities, the Conversion Price shall forthwith be readjusted to the Conversion Price which would have obtained had the adjustment made upon the issuance of (x) such Convertible Securities not been exercised, converted or exchanged prior to such change or (y) the Convertible Securities related to such Convertible Securities not converted or exchanged prior to such change, as the case may be, been made upon the basis of such change; and

                  (D) on the expiration or termination of any such Convertible Securities, and provided that none of such rights have been exercised, the Conversion Price shall forthwith be readjusted to the Conversion Price which would have obtained had the adjustment made upon the issuance of such Convertible Securities or options or rights related to such Convertible Securities, as the case may be, been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such Convertible Securities or upon the exercise of the options or rights related to such convertible or exchangeable securities as the case may be.

               (v) All calculations under this paragraph (a) shall be made to the nearest cent or to the nearest one-hundredth (1/100) of a share, or one cent ($.01), as the case may be.

         (b) Whenever the Conversion Price shall be adjusted as provided in paragraph (a) of this Section 6.4, the Corporation shall forthwith file, at the then principal office of the Corporation or at such other place as may be designated by the Corporation, a statement signed by the President and Treasurer, showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each Holder at such Holder's address appearing on the Corporation's records.

     6.5 RIGHTS RELATING TO CONVERSION.

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               (a) The Corporation shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of Conversion Stock of the Corporation upon conversion of this Debenture; PROVIDED, HOWEVER, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the Holder of the Debenture in respect of which such shares are being issued if such taxes would not be due if such shares were issued or delivered to such Holder.

               (b) The Corporation shall reserve, free from pre-emptive rights, out of authorized but unissued shares of its capital stock, solely for the purpose of effecting the conversion of this Debenture, sufficient shares of Conversion Stock to provide for the conversion of this Debenture.

               (c) All shares of Conversion Stock which may be issued upon conversion of this Debenture will, upon issuance by the Corporation, be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.

               (d) By such Holder's presentment of this Debenture for conversion into Common Stock under this Section 6, the Holder hereof shall be deemed to:

                  (i) represent and warrant to the Corporation that such Holder has full right and authority to exercise such conversion privilege and to receive the shares of Conversion Stock, without resulting in a violation, breach or default (with the giving of notice, the passage of time, or otherwise) under any law, regulation, order, judgment, writ or contract (including but not limited to a pledge agreement or other agreement creating a lien or adverse interest in this Debenture or any shares of Conversion Stock) that is applicable to such Holder, this Debenture or any Conversion Stock; and

                  (ii) agree to protect, defend and indemnify the Corporation against any losses, judgments, damages or expenses (including attorneys' fees) incurred in connection with any breach of or inaccuracy in the representations and warranties of (i) above.

               (e) Until such shares have been registered as provided in Section 8 below, any and all shares of Conversion Stock issued pursuant to a conversion of this Debenture shall bear a legend reflecting that such shares of Conversion Stock have not been registered under the Securities Act of 1933, as amended, or under any state security law, and cannot be transferred by sale, pledge or otherwise, except in compliance with such securities laws and all regulations thereunder. As a condition to the issuance of Conversion Stock, the Holder hereof requesting to so convert this Debenture shall execute appropriate investment letters and other documents as may be reasonably required by the Corporation and its counsel to assure that the shares of Conversion Stock are issued only in compliance with the applicable securities laws.

         6.6. ISSUANCE OF CERTAIN SECURITIES. The Corporation shall not issue any (a) Convertible Securities or similar securities that contain a provision that provides for any change or determination of the applicable conversion price, conversion rate, or exercise price (or a similar provision which might have a similar effect) based on any determination of the market price or value of the Corporation's securities or any other market based or contingent standard,

(b) any preferred stock, debt instruments or similar securities or investment instruments providing for (i) preferences or other payments substantially in excess of the original investment by purchasers thereof or (ii) dividends, interest or similar payments other than dividends, interest or similar payments computed on an annual basis and not in excess, directly or indirectly, of a rate equal to twice the interest rate on 10 year US Treasury Notes or (c) prior to the receipt of the Stockholder Approval, any Common Stock, Convertible Securities, options or other rights for consideration less than the Purchase Price (as defined in the Warrants) or take any other action which would have the effect of triggering an adjustment of the Purchase Price as provided in Section 6.4(a)(i), (ii) or (iii) above.

SECTION 7. TRANSFER OF DEBENTURES. No interest in this Debenture shall be transferable, except on the books and records of the Corporation. As conditions to any such transfer, the Holder desiring to effect such transfer shall give prior written notice thereof to the Corporation, and shall surrender this Debenture to the Corporation at its principal executive offices together with proper written instruments of transfer. The Holder of this Debenture agrees that the Corporation shall not give effect to any transfer of this Debenture, unless in the opinion of the Corporation's counsel, such transfer may be made in compliance with all applicable Federal and State securities laws and regulations.

SECTION 8. REGISTRATION RIGHTS. The record owners of the Debentures and any shares of Common Stock issued upon conversion thereof shall have the right to registration on a general form of registration under the Securities Act of all such shares pursuant to the terms of the Registration Rights Agreement entered into among the Holders and the Corporation on the date of initial issuance of the Debentures.

SECTION 9.  EVENTS OF DEFAULT.

         9.1 Definitions and Effect. In case one or more of the following "Events of Default" shall have occurred and be continuing:

               (a) default in the payment of interest upon this or any other of the Debentures as and when the same shall become due and payable, and continuance of such default for a period of thirty (30) days;

               (b) default in the payment of the principal of this or any other of the Debentures as, if and when the same shall become due and payable;

               (c) failure on the part of the Corporation duly to observe or perform any other of the material covenants or agreements on the part of the Corporation in this Debenture or in the Subscription Agreement or the Security Agreement for a period of thirty (30) days after the occurrence, or any representation or warranty on the part of the Corporation contained in the Subscription Agreement or the Security Agreement shall be inaccurate in any material respect;

               (d) the Security Agreement shall cease at any time to constitute a valid, perfected, first priority lien on, security interest in or collateral assignment of any material portion of the Collateral thereunder, subject only to the Prior Lien (as defined in the Security Agreement);

               (e) the Corporation or any of its Subsidiaries shall have admitted in writing its inability to pay its debts as they mature, or shall have made an assignment for the benefit of creditors, or shall have been adjudicated bankrupt;

               (f) a trustee or receiver of the Corporation or any of its Subsidiaries, or of any substantial part of the assets of the Corporation or any of its Subsidiaries, shall have been appointed and, if appointed in a proceeding brought against the Corporation or any of its Subsidiaries, the Corporation or any of its Subsidiaries by any action or failure to act shall have indicated its approval of, consent to or acquiescence in such appointment, or, within sixty
(60) days after such appointment, such appointment shall not have been vacated or stayed on appeal or otherwise, or shall not otherwise have ceased to continue in effect;

               (g) proceedings involving the Corporation or any of its Subsidiaries shall have been commenced by or against the Corporation or such Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or statute of the federal government, or any state government, and, if such proceedings shall have been instituted against the Corporation or any of its Subsidiaries, or the Corporation or any of its Subsidiaries by any action or failure to act shall have indicated its approval of, consent to, or acquiescence therein, or an order shall have been entered approving the petition in such proceedings, and within sixty (60) days after the entry thereof, such order shall not have been vacated or stayed on appeal or otherwise, or shall not otherwise have ceased to continue in effect; or

               (h) a default by any of the Subsidiaries shall have occurred under any of the Guaranty Agreements executed and delivered by such Subsidiary on the date of initial issuance of the Debentures.

Then, in the case of an Event of Default described in clauses (e), (f) or (g), automatically without any further action or notice, or with respect to any other Event of Default, upon declaration of the Holders of not less than one-fourth (1/4) in aggregate principal amount of all outstanding Debentures, the principal and accrued but unpaid interest of all the Debentures shall be due and payable immediately. At any time after such declaration of acceleration has been made, and before a judgment or decree for payment of money due has been obtained, the Holders of a majority in aggregate principal amount of all outstanding Debentures may, by written notice to the Corporation, rescind and annul such declaration.

         9.2 WAIVER. Subject to the provisions of Section 12 hereof, at any time before the date of any declaration accelerating the maturity of this Debenture:
(i) the Holders of at least seventy-five percent (75%) in aggregate principal amount of all outstanding Debentures may waive any past Event of Default and its consequences pertaining to the payment of interest on, or the principal of, any of the Debentures; and (ii) the Holders of a majority in aggregate principal amount of all outstanding Debentures may waive any other Event of Default hereunder. Such waivers shall be evidenced by written notice or other document specifying the Event or Events of

Default being waived and shall be binding on all existing or subsequent Holders of outstanding Debentures.

SECTION 10. NOTICES.


                  10.1 NOTICES TO HOLDER OF DEBENTURES. Any notice required by the provisions of this Debenture to be given to the Holders of Debentures shall be in writing and may be delivered by personal service or sent by fax or email (in each case with answer back confirmed) or sent by registered or certified mail, return receipt requested, with postage thereon fully prepaid. All such communications shall be addressed to the Holder of record at its address appearing on the books of the Corporation

                  10.2 NOTICES TO THE CORPORATION. Whenever any provision of this Debenture requires a notice to be given to the Corporation by the Holder of any Debenture, the Holder of Common Stock obtained upon the conversion of a Debenture or the Holder of any other security of the Corporation obtained in connection with a recapitalization, merger, dividend or other event affecting a Debenture, then and in each such case, such notice shall be in writing and shall be sent by or sent by fax or email (in each case with answer back confirmed) registered or certified mail, return receipt requested with postage thereon fully prepaid to the Corporation at its principal place of business.

                  10.3 GENERAL. If sent by fax or email, a confirmed copy of such fax or email notice shall promptly be sent by mail (in the manner provided above) to the recipient. Service of any such communication made (i) by fax or email shall be deemed complete on the date of actual delivery as shown by the addressee's answer back or (ii) only by mail shall be deemed complete on the date of actual delivery as shown by the addressee's registry or certification receipt or at the expiration of the third (3rd) business day after the date of mailing, whichever is earlier in time. No notice under this Section 10 shall be valid unless signed by the Holder of the Debenture or the Conversion Stock giving the notice or in the case of a notice by Holders of a specified percentage in aggregate principal amount of outstanding Debentures unless signed by each Holder of a Debenture whose Debenture has been counted in constituting the requisite percentage of Debentures required to give such notice.

SECTION 11. NO RIGHTS AS STOCKHOLDER. This Debenture, as such, shall not entitle the Holder to any voting rights or other rights as a stockholder of the Corporation.

SECTION 12. AMENDMENTS AND WAIVERS. With the written consent of the Holder or Holders of at least 75% in aggregate principal amount of all outstanding Debentures, any covenant, agreement or condition of the Debentures may be waived (either generally or in a particular instance and either retroactively or prospectively), or such Holder or Holders and the Corporation may from time to time enter into agreements for the purpose of amending any covenant, agreement or condition of the Debentures or changing in any manner the rights of the Holders of the Debentures of the Corporation; provided, however

                  (a) no such amendment or waiver shall (i) change the stated maturity of the principal of this Debenture or reduce the rate or extend the time of payment of interest hereon, or reduce the amount of the principal hereof, or modify any of the provisions of this Debenture with respect to the payment or pre-payment hereof, or affect the security interest granted to the Holders' Representative for the benefit of the holders of Debentures, without in any such case the consent of the Holder of this Debenture, or (ii) reduce the percentage of Holders of Debentures required to approve any such amendment or effectuate any such waiver, without the consent of the Holders of all the outstanding Debentures; and

                  (b) no such waiver shall extend or affect any obligation not expressly waived or impair any right consequent thereon.

Any such amendment or waiver shall apply equally to all Holders of the Debentures and shall be binding upon them, upon each future Holder of any Debenture and upon the Corporation, whether or not such Debenture shall have been marked to indicate such amendment or waiver, but any Debenture issued thereafter shall bear a notation referring to any such amendment or continuing waiver.

SECTION 13. SECTION HEADINGS. The Section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of any such Section.

SECTION 14. GENERAL. This Debenture shall be binding on and inure to the benefit of the respective parties hereto and their successors and assigns. All references to gender or number in this Debenture shall be deemed interchangeable to refer to the masculine, feminine, neuter, singular or plural, as the sense of the context requires. This Debenture represents the entire understanding of the parties hereto relating to the subject matter hereof, and supersedes any and all other prior Debentures between the parties. The terms and provisions of this Debenture cannot be terminated or modified or amended orally or by course of dealing or conduct, or in any other manner except in a writing signed by the party against whom enforcement is sought. This Debenture shall be construed in accordance with the laws of the State of New York, U.S.A., exclusive of its choice-of-laws principles. Each party hereby irrevocably consents and submits to the jurisdiction of any New York State or United States Federal Court sitting in the State of New York, County of New York, over any action or proceeding arising out of or relating to this Debenture and irrevocably consents to the service of any and all process in any such action or proceeding by registered mail addressed to such party at the address on the books of the Corporation (or as otherwise noticed to the other party). Each party further waives any objection to venue in New York and any objection to an action or proceeding in such state and county on the basis of forum non conveniens. Each party also waives any right to trial by jury. The provisions of this Debenture are severable, and any invalidity, unenforceability or illegality in any provision or provisions hereof shall not effect the remaining provisions of this Debenture. In any suit, action or proceeding arising out of or in connection with this Debenture, the prevailing party shall be entitled to an award of the reasonable attorneys' fees and disbursements incurred by such party in connection therewith.

         IN WITNESS WHEREOF, the Corporation has caused this Debenture to be executed and delivered by its duly authorized officer, on the date first written above.



                                        TEGAL CORPORATION



                                        By:
                                            ----------------------------
                                            President